UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1641 Popps Ferry Road, Biloxi, Mississippi (Address of principal executive offices)	39532 (Zip Code)

(228) 396-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 25, 2005, Isle of Capri Black Hawk, L.L.C. (the “Company”), a joint venture company owned 57% by Isle of Capri Casinos, Inc. and 43% by a subsidiary of Nevada Gold & Casinos, Inc., entered into a Third Amendment (the “Amendment”) to the Company’s First Amended and Restated Credit Agreement dated as of April 22, 2005 with various lenders and Canadian Imperial Bank of Commerce, as administrative agent for the lenders, to amend certain covenants. Specifically, the investments covenant was modified to allow the Company to receive and hold promissory notes and other non-cash consideration received in connection with the sale of all outstanding stock of Colorado Grande Enterprises, Inc., the owner of certain gaming facilities located in Cripple Creek, Colorado, and modifications were made to provide additional flexibility for the Company to make certain capital expenditures. A copy of the Amendment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Third Amendment to First Amended and Restated Credit Agreement dated as of April 22, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.
Date: April 28, 2005	By:	/s/ REXFORD A. YEISLEY
	Name:	Rexford A. Yeisley
	Title:	Senior Vice President and Chief Financial Officer